Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use, in this Registration Statement on Form S-1, of our report dated March 30, 2020, with respect to the consolidated financial statements of Progressive Care Inc. and Subsidiaries as of December 31, 2019 and 2018 and for the years then ended which appears in such Registration Statement.

Miami, Florida

November 6, 2020